Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

Spark Networks SE
Berlin, Germany

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-255204, 333-224719 and 333-222277) of Spark Networks SE of our report dated March 16, 2022, relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.

/s/ BDO USA, LLP
New York, New York
March 16, 2022